Exhibit 99.1

Contacts:
Stephanie Diaz (Investors)	Tim Brons (Media)
Vida Strategic Partners	Vida Strategic Partners
415-675-7401	415-675-7402
sdiaz@vidasp.com	tbrons@vidasp.com

Peregrine Pharmaceuticals Announces Appointment of Mark R. Bamforth to Board of Directors of Peregrine and Avid Bioservices

-- Senior Executive with Thirty Years of Biologics Experience including Contract Development and Manufacturing Organization (CDMO) Leadership --

TUSTIN, Calif., October 19, 2017 – Peregrine Pharmaceuticals, Inc. (NASDAQ:PPHM) (NASDAQ:PPHMP), a company focused on helping improve patient lives by providing high quality biologics manufacturing services to biotechnology and pharmaceutical companies, today announced the appointment of Mark R. Bamforth as an independent member of the board of directors of both Peregrine and Avid Bioservices, the company’s wholly-owned contract development and manufacturing organization (CDMO) subsidiary. Mr. Bamforth has 30 years of biologics leadership experience including founding two CDMOs, Brammer Bio, where he is currently the president and CEO, and Gallus BioPharmaceuticals, which was acquired by DPx Holdings B.V., the parent company of Patheon. Additionally, he served for more than 20 years in key roles at Genzyme Corporation, including 10 years as a corporate officer responsible for running global manufacturing.

“Mark is a great addition to the board of directors as we continue our transition to becoming a dedicated CDMO business. With his extensive experience in the CDMO space, both as an entrepreneur who has founded, grown, acquired and sold a successful CDMO company, as well as his experience as a key executive at Genzyme Corporation, he is ideally suited to help oversee the transition of the company into a leading CDMO,” said Steven W. King, president and chief executive officer of Peregrine. “Combined with the recent appointment of Dr. Roger Lias as president of Avid Bioservices and member of Peregrine’s board of directors, today’s appointment further underscores our commitment to reconstitute the board of directors with high quality CDMO industry experience. We look forward to providing further updates in the near future as we continue the process.”

Based in Cambridge, Massachusetts, Mr. Bamforth currently serves as the president and CEO of Brammer Bio, a cell and gene therapy CDMO that he founded in 2015 and merged with Florida Biologix, an established, 10-year old CDMO, in March 2016. In this role, he oversees a team of more than 300 employees providing services ranging from process development and early clinical supply services to production of Phase III clinical supplies and support for licensure of gene therapy products. Previously, he founded Gallus BioPharmaceuticals, a biologics CDMO that experienced rapid growth leading to its acquisition by DPx Holdings B.V., the parent company of Patheon, in 2014 for $257.2 million.

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Prior to his founding of Brammer Bio and Gallus BioPharmaceuticals, Mr. Bamforth spent 22 years with Genzyme Corporation rising to the position of senior vice president of corporate operations and pharmaceuticals. In this role, he oversaw a multi-technology, global operations team comprised of more than 3,600 individuals at 13 internal sites and a network of 24 contract manufacturing organizations. This team was charged with supplying over 20 commercial products and multiple clinical products that spanned biologics, cell therapy, gene therapy, pharmaceuticals and biologic devices. While at Genzyme, Mr. Bamforth served as a member of the CEO’s operating committee, helping to guide corporate strategy acquisition, partnering and growth to over $4 billion in sales.

“We continue to see significant growth potential in the CDMO space, particularly for companies that understand the nuanced needs of biopharmaceutical companies and can offer creative and sophisticated development and manufacturing solutions. I believe that Avid Bioservices is well positioned to capitalize on these growth opportunities based on its state-of-the-art Myford manufacturing facility, as well as its established track record of commercial and clinical manufacturing and regulatory excellence,” stated Mr. Bamforth. “I am pleased to have the opportunity to join the boards of both Peregrine and Avid at this exciting time of transition for the companies and look forward to sharing my industry experience to contribute to the ongoing success of the CDMO business.”

Mr. Bamforth also serves on the boards of MassBio and the Wentworth Institute of Technology, and is a Saltire Foundation founding-trustee. He earned a bachelor of science in chemical engineering from Strathclyde University and an MBA from Henley Management College.

Avid Bioservices was established out of Peregrine’s internal biologics manufacturing and development capabilities and began formal operations in January 2002. The company has grown from an internal support operation to a full service CDMO that manufactures bulk drug substance for products that are approved and marketed in over 18 countries by leading biopharma companies. Avid was recently recognized as a leading CDMO by Life Science Leader as a recipient of multiple 2017 Contract Manufacturing Leadership Awards for Quality, Reliability, Capabilities, Expertise and Compatibility. The company has an outstanding regulatory inspection history and state-of-the-art cGMP manufacturing facilities. Mr. King has served as president of Avid since its formation in addition to his role as president and CEO of Peregrine Pharmaceuticals since 2003.

About Peregrine Pharmaceuticals, Inc.

Peregrine Pharmaceuticals, Inc. is a company transitioning from an R&D focused business to a pure play contract development and manufacturing organization (CDMO). Peregrine's in-house CDMO services, including cGMP manufacturing and development capabilities, are provided through its wholly-owned subsidiary Avid Bioservices, Inc. (www.avidbio.com).

The company is pursuing to license or sell its proprietary R&D assets, including its lead immunotherapy candidate, bavituximab, which is currently being evaluated in clinical trials in combination with immune stimulating therapies for the treatment of various cancers.  For more information, please visit www.peregrineinc.com.

About Avid Bioservices, Inc.

Avid Bioservices, a wholly owned subsidiary of Peregrine Pharmaceuticals, provides a comprehensive range of process development, high quality cGMP clinical and commercial manufacturing services for the biotechnology and biopharmaceutical industries. With over 20 years of experience producing monoclonal antibodies and recombinant proteins in batch, fed-batch and perfusion modes, Avid's services include cGMP clinical and commercial product manufacturing, purification, bulk packaging, stability testing and regulatory strategy, submission and support. The company also provides a variety of process development activities, including cell line development and optimization, cell culture and feed optimization, analytical methods development and product characterization. For more information about Avid, please visit www.avidbio.com.

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Important Additional Information

Peregrine intends to file a proxy statement with the Securities and Exchange Commission (SEC) in connection with the solicitation of proxies for Peregrine's 2017 Annual Meeting (Proxy Statement) with an associated WHITE proxy card. Peregrine, its directors and certain of its executive officers will be participants in the solicitation of proxies from stockholders in respect of the 2017 Annual Meeting. Information regarding the names of Peregrine's directors and executive officers and their respective interests in Peregrine by security holdings or otherwise is set forth in the Annual Report on Form 10-K of Peregrine, for the fiscal year ended April 30, 2017, filed with the SEC on July 14, 2017, and Peregrine's proxy statement for the 2016 Annual Meeting, filed with the SEC on August 26, 2016. To the extent holdings of such participants in Peregrine's securities are not reported, or have changed since the amounts described, in the 2016 proxy statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of Peregrine's Board of Directors for election at the 2017 Annual Meeting will be included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY'S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders will be able to obtain a copy of the definitive proxy statement and other documents filed by Peregrine free of charge from the SEC's website, www.sec.gov. Peregrine's stockholders will also be able to obtain, without charge, a copy of the definitive Proxy Statement and other relevant filed documents by directing a request by mail to Peregrine, Corporate Secretary's Office, 14282 Franklin Avenue, Tustin, CA 92780, by calling Peregrine's proxy solicitor, MacKenzie Partners, Inc., toll-free at (800) 322-2885, or from Peregrine's website at www.Peregrine.com.

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